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                                                            EXHIBIT 10.49

                       CHANGE IN CONTROL AGREEMENT


      AGREEMENT by and between Trans World Airlines, Inc., a Delaware corporation (the "Company") and --------- (the "Executive") dated as of
--------.

      WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of ----------- (the "Employment Agreement");

      WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is essential to the best interests of the Company and its shareholders to foster the continuous employment of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined in Section 2) of the Company;

      WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of Executive in his assigned duties without distraction in the face of potentially disturbing circumstances arising from any possible Change in Control of the Company; and

      WHEREAS, the Board has concluded that the interests of the Company described above can be best satisfied by agreeing to make certain payments to the Executive if the Executive's employment is terminated following a Change in Control and has delegated to the Chairman of the Board and the Chairman of the Compensation Committee the responsibility and authority to negotiate an appropriate agreement with Executive;

      NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

      1. Amendment to Employment Agreement and Key Employee Stock Incentive Program; Term of Agreement. This Agreement shall constitute an amendment to the Employment Agreement and, as related to the Executive, to the Trans World Airlines, Inc. Key Employee Stock Incentive Program (the "KESIP") to the extent described below. This Agreement shall continue in effect until the second anniversary of the date hereof or, should a Change in Control occur during such two year period, until the second anniversary of the occurrence of the Change in Control; provided


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that on each anniversary of the date hereof prior to the occurrence of a
Change in Control (a "Renewal Date"), the term shall be automatically extended so as to continue until the second anniversary of a Renewal Date or, should a Change in Control occur prior to such second anniversary of a Renewal Date, until two years after the occurrence of the Change in Control, unless 60 days prior to a Renewal Date the Company shall give notice to Executive that the term shall not be so extended.

      2. Change in Control. For purposes of this Agreement and, as related to the Executive, the KESIP, "Change in Control" shall mean the following and shall be deemed to have occurred if any of the following events shall have occurred:
            (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") shall have become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock and employee preferred stock of the Company
      (the "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company
      Voting Securities") provided, however, that the following shall not constitute a Change in Control: (i) any acquisition of beneficial ownership of Outstanding Company Stock or Outstanding Company Voting Securities by the Company or a corporation controlled by the Company,
      (ii) any acquisition of such beneficial ownership (other than one described in clause (e) below) by employees of the Company pursuant to and in accordance with the terms of any employee plan maintained pursuant to a collective bargaining agreement binding on the Company (such plans, collectively, the "Plans") so long as such acquisition does not result in the Plans in the aggregate owning more than 40% of the Outstanding Company Stock or Outstanding Company Voting Securities nor in the participants in, and the trustees of, such Plans having the ability to exercise more voting or other control over the Company than is currently permitted to be exercised by the participants in or trustees of any Plan under the applicable governance provisions of the Company's charter, By-Laws and collective bargaining agreements, (iii) any acquisition of such


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      beneficial ownership by any Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 2 are satisfied, or (iv) any acquisition of such beneficial ownership in connection with any issuance of securities by the Company to any Person who discloses in a
      Schedule 13-D or Schedule 13-G filed under the Exchange Act in connection with such acquisition an intention to engage promptly in a distribution of at least 75% of the securities so acquired (or the securities into, or for which, such securities may be converted or exchanged); provided, however, that if no such distribution shall occur within 180 days following such acquisition, then a Change in Control shall be deemed to have occurred as of the date of the original acquisition; or

            (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason within a period of 18 months to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board (or, in the case of an individual elected by holders of a series of employee preferred stock, if such individual is elected pursuant to the applicable terms of such employee preferred stock), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (any such contest or solicitation, a "Proxy Contest"); or

            (c) Approval by the shareholders of the Company of any reorganization, merger or consolidation, provided that such proposal is consistent with the Labor Protective Provisions set out in Section 1(D) of the currently effective collective bargaining agreement between the Company and the Air Line Pilots Association and Section 2(C) of the December 15, 1994 Amendment to the currently


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      effective collective bargaining agreement between the Company and the
      International Association of Machinists and Aerospace Workers, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding (A) the Company and (B) any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

            (d) Approval by the shareholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company, provided that such proposal is consistent with the collective bargaining agreements binding on the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation


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      entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be,
      (ii) no Person (excluding (A) the Company and (B) any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company;

            (e) Any Person (other than the Plans) acting in concert with any employees of the Company or any group, union, organization or other Person representing such employees (an "Employee Group") or any Person having any agreement or understanding with an Employee Group, whether written or oral, relating to the acquisition or voting of shares of capital stock of the Company, the nomination or election of directors of the Company, the terms and conditions of employment of any members of any Employee Group or any other matter that relates to or might facilitate the ability of such Person to cause to occur any of the events listed in paragraphs (a) through (d) above (an "Employee Group Agreement"), shall have become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then Outstanding Company Stock or the then Outstanding Company Voting Securities; or

            (f) As a result, directly or indirectly, in whole or in part, of actions taken by any Person acting in concert with an Employee


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      Group or being a party to any Employee Group Agreement, individuals who, as of the date hereof, constitute the members of the Board not nominated or elected by any Employee Group (the "Non Employee Directors") cease for any reason within a period of 18 months to constitute at least a majority of the Board; provided, however that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by at least a majority of the Non-Employee Directors shall be considered as if the individual were a Non-Employee Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened Proxy Contest.

      Notwithstanding the foregoing, if following a Change in Control described in (c) or (d) above and prior to the termination of Executive's employment with the Company, the Board determines in good faith that the transaction underlying such Change in Control will not be consummated, this Agreement, including the term thereof, shall continue as if a Change in Control had not been deemed to have occurred.

      In addition, the introductory language in Section 10.1 of the KESIP shall be amended to read as follows:

      "Upon the occurrence of a Change in Control or, in the case of a Change in Control described in paragraph (c) or (d) of the definition of a Change in Control, upon the earlier of (i) a termination of employment following a Change in Control by reason of death or Disability, by the Company without Cause or by an Employee for Good Reason or (ii) the consummation of the transaction underlying such Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:"

      3. Termination Following Change in Control. (a) If a Change in Control shall have occurred, in lieu of the payments and benefits Executive would otherwise have received pursuant to the Employment Agreement, upon a termination of employment during the term of this Agreement by the Company without Cause (as defined below), or by Executive for Good Reason (as defined below), Executive shall be entitled to the benefits provided in Section 4. Executive's entitlements, if any, following a


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termination of employment by reason of death, Disability or Retirement, by the Company for Cause or by Executive other than for Good Reason shall continue to be governed by the terms of the Employment Agreement ("Disability" and "Retirement" each as defined in the Employment Agreement); provided that, in the case of a termination for Cause, Executive shall have received a Notice of Termination satisfying the requirements of Subsection
(b) below.

      For purposes of this Agreement and, following a Change in Control, for purposes of the KESIP (which shall to such extent be deemed amended hereby), "Cause" shall mean any of the following:

            (i) Executive is convicted of or engages in conduct which constitutes a felony or a misdemeanor involving moral turpitude;

            (ii) Executive is found by the Board to have failed or refused in any material respect to perform his duties and responsibilities (after notice and opportunity to cure if such material failure or refusal can be cured);

            (iii) Executive is found by the Board to have willfully engaged in conduct which is demonstrably and materially injurious to the Company;

            (iv) Executive has breached his duty of loyalty to, or committed any act of fraud, theft or dishonesty against or involving the Company or any of its affiliated companies; or

            (v) Executive has breached any material provision of this Agreement or the Employment Agreement.

      For purposes of this Agreement and, following a Change in Control, for purposes of the KESIP (which shall to such extent be deemed amended hereby as related to the Executive), "Good Reason" shall mean, without Executive's express written consent, any of the following:

            (I) Executive is removed from Executive's position as in effect immediately prior to the Change in Control for any reason other than by reason of death, Disability or Retirement or for Cause;

            (II) Executive is assigned any duties inconsistent in a material respect with Executive's position (including status,


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      offices, titles and reporting relationships), authority, duties or responsibilities as in effect immediately prior to the Change in Control if such assignment results in a diminution in such position, authority, duties or responsibilities (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly following notice thereof given by Executive);

            (III) The Company fails to pay Executive any amounts otherwise vested and due under the Employment Agreement (including any bonus), the KESIP or any other compensation plan of the Company and such failure continues for ten business days following notice to the Company thereof;

            (IV) Executive's annual base salary as in effect immediately prior to the Change in Control (or thereafter if higher) is reduced;

            (V) The failure by the Company to continue to provide Executive with benefits at least as favorable in the aggregate as those enjoyed by Executive under the Company's pension, life insurance, medical, health and accident, disability, travel, deferred compensation and savings plans in which Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce such benefits in the aggregate or deprive Executive of any material fringe benefit enjoyed by Executive at the time of the Change in Control unless such material fringe benefit is replaced with a comparable benefit, or the failure by the Company to continue to provide Executive with the number of paid vacation days to which Executive is entitled;

            (VI) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement and the Employment Agreement, as contemplated in Section 7 hereof; or

            (VII) Any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (b) below, which termination for purposes of this Agreement shall be ineffective.


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      Notwithstanding the foregoing, a termination shall not be treated as a termination for Good Reason unless Executive shall have delivered a Notice of Termination (as defined below) within 90 days of having actual knowledge of the occurrence of one of such events stating that Executive intends to terminate employment for Good Reason.

      (b) Notice of Termination. Following a Change in Control, any purported termination of employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      (c)  Date of Termination,   Following a Change in Control, "Date of
Termination" shall mean the date specified in the Notice of Termination, which shall not be less than 30 nor more than 60 days from the date such Notice of Termination is given) (except for a termination pursuant to Section 3(a)(VI), in which event the date upon which any succession referred to therein becomes effective shall be deemed the Date of Termination, or a termination by the Company for Cause, in which event the date such notice is received shall be the Date of Termination). For purposes of this Agreement, any good faith determination of "Good Reason" made by Executive shall be conclusive.

      4. Compensation Upon Termination Without Cause or for Good Reason. Following a Change in Control, upon any termination of Executive's employment by the Company without Cause (other than because of death, Disability or Retirement), or any termination of employment by Executive for Good Reason, in any case, during the term of this Agreement, in lieu of the payments and benefits (not including any payments and benefits payable under the KESIP) Executive would otherwise have received pursuant to the Employment Agreement and in lieu of any severance benefits Executive would otherwise be eligible to receive under the Company's severance plan, if any, as in effect immediately prior to the Change in Control, Executive shall be entitled to the following benefits and payments, payable (unless otherwise provided below) in a lump sum in cash within ten days after the Date of Termination:


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            (a)  Full base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given or, if higher, at the rate in effect immediately prior to the reduction giving rise (pursuant to Section 3(a)(IV)) to Good Reason for such termination, plus all other amounts to which Executive is entitled under any compensation or benefit plan of the Company at the time such payments are due under the terms of such plans.

            (b) A severance payment (the "Severance Payment") equal to two times the sum of Executive's annual base salary and bonus with respect to the year (out of the three years immediately preceding the year in which such termination occurs or the three years immediately preceding the Change in Control, if higher) for which such sum is highest, reduced by any base salary or bonus paid Executive in respect of any period after the Date of Termination.

            (c) Life, disability, accident and health insurance benefits substantially similar to those which Executive was receiving immediately prior to the Change in Control (or thereafter, if higher) until the earlier to occur of (i) the second anniversary of the Date of Termination or (ii) such time as Executive is covered by comparable programs of a subsequent employer; provided, however, that in the event the Company is unable to provide such benefits, the Company shall make annual payments to Executive in an amount such that following Executive's payment of applicable taxes thereon, Executive retains an amount equal to the cost to Executive, net of any cost which would otherwise be borne by Executive, of obtaining comparable life, disability, accident and health insurance coverage. Benefits otherwise receivable by Executive pursuant to this Section 4(c) shall be reduced to the extent comparable benefits are actually received during the two year period following termination, and any such benefits actually received by Executive shall be reported to the Company.

            (d) Lifetime pass privileges for Executive and family members of the same type and priority received prior to the Date of Termination (or thereafter, if more favorable), which pass privileges shall apply to travel on any airline controlled by the Company or the Company's successor, as the case may be.


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            (e)  In addition to all other amounts payable under this Section
      4, Executive shall be entitled to receive all benefits payable under any other plan or agreement relating to retirement benefits (including plans or agreements of any successor following a Change in Control) in accordance with the terms of such plan or agreement; provided that, to the extent permitted by applicable law, Executive shall be credited under such plans or agreements of any successor with two years additional service with the Company after the Date of Termination for vesting and eligibility purposes.

      5. Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in Section 4 by seeking other employment or otherwise, nor (except as specifically provided in Section 4) shall the amount of any payment or benefit provided for in Section 4 be reduced by any compensation earned by Executive as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise.

      6. Parachute Payments. Anything in this Agreement to the contrary notwithstanding, if a reduction in the aggregate amount of payments Executive otherwise would be entitled to receive under this Agreement (after taking into account all other payments paid, payable or deemed payable pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code") to Executive under any other plan or agreement between Executive and the Company, including by reason of the vesting of any options or other awards under the KESIP, which payments are deemed contingent on a change described in Section 280G(b)(2)(A)(i) of the Code ("Contingent Payments") would result in a greater "Net After-Tax Amount" then the payments under this Agreement shall first be reduced and such Contingent Payments shall next be reduced in such manner as to provide the greatest Net After-Tax Amount. For purposes of this Agreement, Net After-Tax Amount shall mean the net amount of any Contingent Payments together with the amount of the payments Executive is entitled to receive under this Agreement, after giving effect to all taxes which would be applicable to such payments, including, but not limited to, any tax under Section 4999 of the Code. The determination of whether any such payment reduction shall be effected shall be made by KPMG Peat Marwick LLP or such other independent public accounting firm,


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acceptable to Executive, that the Company shall select and such determination shall be binding upon Executive and the Company.

      7. Successors; Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement and the Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken
place.   As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. Prior to a Change in Control, the term "Company" shall also mean any affiliate of the Company to which Executive may be transferred and the Company shall cause such successor employer to be considered the "Company" bound by the terms of this Agreement and this Agreement shall be amended to so provide. Following a Change in Control the term "Company" shall not mean any affiliate of the Company to which Executive may be transferred unless Executive shall have previously approved of such transfer in writing, in which case the Company shall cause such successor employer to be considered the "Company" bound by the terms of this Agreement and this Agreement shall be amended to so provide.

      (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

      8. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, or by such other delivery service providing receipts, in either case postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement; provided that all notices to the Company shall be directed


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to the attention of the General Counsel, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      9. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

      10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      12. Validity. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      13. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      14. Arbitration. Except as otherwise provided in any nonsolicitation or confidentiality covenant binding upon Executive, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.


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      15.  Status Prior to Change in Control.  Nothing contained in this
Agreement shall impair or interfere in any way with Executive's right to terminate employment or the right of the Company or any subsidiary to terminate Executive's employment with or without Cause prior to a Change in Control. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and Executive.

      16. Legal Fees. The Company shall pay all legal fees and expenses which may be incurred by Executive in contesting or disputing any termination of employment following a Change in Control or in seeking to obtain or enforce any right or benefit provided by this Agreement, which payment shall be made in advance of the final disposition of any such contest.

      17. Conflict with Employment Agreement and Key Employee Stock Incentive Program. Executive acknowledges that this Agreement is in full satisfaction of the Company's obligation under Section 4(c) of the Employment Agreement to enter into a change of control severance agreement with Executive on terms and conditions no less favorable in any material respect to those offered to any other of the Company's officers serving at the same level as Executive and that Executive has no further rights under such
Section 4(c). In the event of any conflict between this Agreement and the Employment Agreement, the KESIP or any other agreement between the parties, the provisions of this Agreement shall control and shall be deemed an amendment thereof.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    TRANS WORLD AIRLINES, INC.

                                    By------------------------
                                    Kathleen A. Soled
EXECUTIVE                           Senior Vice President and General Counsel
                                    Trans World Airlines, Inc.
------------------------            One City Centre
Name of Executive                   515 N. Sixth Street
Address                             St. Louis, MO 63101


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